EXHIBIT 10.71

INDEPENDENT CONTRACTOR AND SERVICES AGREEMENT

THIS RESTATED INDEPENDENT CONTRACTOR AND SERVICES AGREEMENT (this “Agreement”) is made and entered into effect as of this 21st day of April, 2014, by and between Blue Earth Inc. a Nevada corporation with an address at 2298 Horizon Ridge Pkway, Suite 205 (“Company”), and Broadway Family Group, LLC, a limited liability company, with an address at 1350 East Flamingo Rd, Las Vegas, NV 89119 (“Consultant”).  Collectively, the Company and the Consultant are parties (“Parties”).  This Agreement shall amend and restate in full the original Independent Contractor and Services Agreement, dated July 15, 2013, by and between the Company and the Consultant (the “Original Agreement”) to correct certain errors in the Original Agreement.

WHEREAS the Company desires to engage Consultant to perform certain consulting services (as hereinafter defined) for the Company; and

WHEREAS, when the Original Agreement was entered into, information used for negotiations in connection with the Company’s acquisition of Global Renewable Energy Group, Inc. (“GREG”) was erroneously included as part of the Original Agreement.  Accordingly, this Agreement sets forth the actual agreement and understanding between the Company and the Consultant and hereby replaces the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

1.

Consulting Engagement.

(a)

Engagement.  Company hereby engages Consultant, and Consultant hereby accepts such engagement, to perform, during the Term (as defined below) and subject to the conditions of this Agreement, such consulting services as are contemplated by this Agreement.

(b)

Consulting Services.  Consultant will consult with and render to Company  on-going professional services as set forth on Exhibit A attached hereto (the “Services”) executed by the parties, as reasonably requested by the Company.  All such Services shall be completed to the satisfaction and final approval of Company and in accordance with Company’s requirements.  Consultant’s  liaison with Company for purposes of this Agreement shall be the CEO or President of the Company, as may be appropriate for specific consulting tasks or such other individual as may be designated by the Company. The Parties acknowledge and agree that this Agreement is entered into simultaneous to the Closing of an acquisition agreement of GREG.

(c)

The Parties further acknowledge and agree that the Consultant received 3,030,000 shares of common stock of the Company in exchange for the GREG shares owned by the Consultant. The terms of the acquisition anticipate that the Consultant will perform such services as he may be reasonably requested to perform to maximize the value the Company realizes from the acquisition.

(d)

Business Property.  Laptop computer and cellular phones are the responsibility of Consultant. Consultant shall be responsible for providing his office as may be required, except that when he is working on a Company site, he shall be permitted access to a desk and phone as appropriate.

2.

Term of Engagement.

(a)

Term.  Consultant’s engagement with Company shall commence on July 15, 2013 and shall continue on a project by project basis as may be reasonably requested, until June 1st, 2016. Specific assignements shall be by written request as needed and/or volunteered and accepted.

(b)

Obligations Upon Termination.  Upon the termination of this Agreement, Consultant shall (i) deliver to Company (and shall not keep in its possession or deliver to anyone else) any data, notes, reports, proposals, lists, correspondence, specifications,  other documents or any other property defined below as Proprietary Information, or reproductions of any of the aforementioned items belonging to Company, its successors or assigns; and (ii) comply with the provisions of Section 8(d), and deliver to Company any other documents and material referenced in such certificate and not already returned to Company. Consultant shall be allowed to retain documents that he legally possesses as a part of the acquisition of GREG.

3.

Consideration.

(a)

Compensation for Services.  Subject to Section 2(b) herein, Consultant shall be paid for services rendered under this Agreement as follows.

i)

Warrants: Consultant shall be issued 1,200,000 Acquisition Warrants with the terms per the Acquisition Agreement to purchase common shares of the Company. The warrants shall vest as follows, however, will becoming fully vested if BE is acquired, or Consultant is fired without cause.

a.

80,000 warrants vest when each project of gross generator capacity of at least 8MW commences power production up to an aggregate of 56MW.

b.

25,000 warrants vest when each additional project or other power plant commences producing power, provided that the additional power plant shall produce at least 8MW. Smaller additional power plants and power plants with less than 8MW commence power production prior to the commencement of power production for the initial power plants referred to in subparagraph (a) above will result in prorated vesting of the 25,000 warrants up to an aggregate of 640,000 warrants.

ii)

Shares: :  Consultant shall be issued 84,000 unregistered shares of Company common stock. Said shares shall be registered in an S-8 and shall be elgible for sale at the rate of  7,000 shares per month, but no more than 2,000 shares per week for 12 consecutive months commencing with the date the S-8 registration is effective.

iii)

A bonus shall be paid to the Consultant on a negotiated cases by case basis for future contracts, mergers and acquisitions.

4.

Reimbursement of Expenses.  Consultant shall be reimbursed for all reasonable out of pocket expenses Consultant incurs rendering Services for the Company, including travel expenses, subject to preapproval by the Company.  Guidelines for acceptable expenses shall be consistent with the policies of the Company, as may be amended from time to time.  Consultant shall be responsible for submitting an expense report with adequate support for the expenses to be reimbursed, and must obtain approval prior to incurring the expenses.  Payment shall be made within thirty (30) days of the Company’s receipt of Consultant’s invoice.

5.

Representations and Warranties of Consultant.

Consultant hereby represents and warrants:

(b)

that it has the full power and authority to enter into and perform the Services under this Agreement and can grant the rights to Company in the work, product or materials resulting from the Services (the “Work”) granted herein;

(c)

that Consultant’s performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to or during Consultant’s engagement with the Company, and Consultant shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.  Consultant shall not enter into any agreement, either written or oral, in conflict herewith.

(d)

that Consultant has not entered into and will not enter into any agreement and has not and will not do anything which would derogate from or conflict with the rights granted to Company hereunder, nor will Consultant assign any rights in the Work in the future;

(e)

any Services subcontracted by Consultant to Consultant’s representatives will have such person execute a “Work Made For Hire” agreement or assignment to Consultant of all right, title and interest in and to the intellectual property rights created by its representatives in the Work (which agreements shall be provided to Company upon request);

(f)

that the Services shall be performed in accordance with, and shall not violate, applicable laws, rules or regulations, as applicable. Consultant shall obtain all permits or permissions required to comply with such laws, rules or regulations;

(g)

that Consultant will perform the Services to the best of Consultant’s abilities and in an effective, timely, professional and workmanlike manner in accordance with the highest applicable industry standards and practices; and

(h)

that the Work shall meet and perform in accordance with the technical and/or functional specifications (as applicable) established by Company, and Company’s reasonable expectations.

4.

Nonsolicitation of Employees, Consultants and Customers; Non-Competition; Conflicts.

(a)

Non-solicitation.   During the term of Consultant’s engagement hereunder and for one (1) year thereafter, Consultant shall not, directly or indirectly, either alone or in concert with others, encourage or solicit any employee, agent or other consultant of the Company or the customers to leave the Company for any reason or to engage, directly or indirectly in competition with the Company concerning areas in which the Company is currently engaged.  However, this obligation shall not affect any responsibility Consultant may have as a consultant of the Company with respect to the bona fide hiring and firing of Consultant’s personnel.

(b)

Non-compete.   During the term of Consultant’s engagement hereunder and for (1) year thereafter, Consultant shall not, in areas in which the Company is currently engage, directly or indirectly, as a partner, officer, director, consultant, agent, employee,  2% or more a stock holder, or member of any company or commercial enterprise, solicit business or directly perform any service for any customer of the Company, or otherwise compete with the Company and Consultant will not assist nor work with any other person or organization including, but not limited to, any sub-contractor of Consultant in competing or in preparing to compete with any business or demonstrably anticipated business of the Company.

(c)

Conflicting Employment.  Consultant agrees that during Consultant’s engagement with the Company, Consultant shall not engage in the business, or a similar business to which the Company is now engaged or otherwise provide similar services to those provided by the Company to other clients or work with another company emerged in the Company’s business or a similar business without the prior written consent of the Company.

(d)

Notice to Third Parties.  Consultant hereby agrees to provide all employees, agents, and any other person performing Services for Consultant under this Agreement with notice of the provisions of this Agreement, including, but not limited to, this Section 5.  Third party consultants and subcontractors of Consultant are required to be given a copy of this Agreement and agree to its terms evidenced by their signature.

5.

Independent Contractor.  It is expressly agreed and understood that Consultant, including his employees and/or subcontractors, is performing services under this Agreement strictly and exclusively as an independent contractor for Company and neither Consultant nor any of his employees and/or subcontractors shall be considered under the provisions of this Agreement, or otherwise, to be an employee or agent of Company.  Company’s liability hereunder shall be limited to payment of the fees and expense reimbursements provided in this Agreement.  All liability to the persons actually providing services under this Agreement or related to the providing of such services, including, but not limited to, payment of wages or other compensation, withholding of taxes and similar charges related to such wages or other compensation, and worker’s compensation, shall be (Which state or CityThis is your responsibility, and it may change from time to time, as you are considering changing addresses)the sole responsibility of Consultant. Consultant shall comply with all federal, state and local laws, ordinances and regulations applicable to an independent contractor and consultant, including federal and state tax laws.  Consultant acknowledges that the Company will not and is not required to withhold any tax or to pay for any state disability insurance or other sums paid with respect to an employee from any payment.  Consultant shall not be entitled to participate in or receive any benefit under any benefit plan or program made available by the Company to its employees.  Consultant hereby irrevocably waives the right to accrue benefits under any such plan or program even in the event it is subsequently reclassified by any court or governmental authority as eligible for such participation.  Consultant also acknowledges that Company may file statements with federal or state agencies regarding payments made to Consultant, but the Company is under no obligation to Consultant to file such statements.  Consultant acknowledges and agrees that this Agreement is not an employment contract.

Contractor is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Company, or to bind Company to any agreement, contract or arrangement of any nature, except as expressly provided herein.  Contractor shall be solely and entirely responsible for its acts during the performance of this Agreement Need to delete the green. What this says is that you as a consultant can lead the horse to water but cannot make him drink or in other words, you an help facilitate agreements, but cannot execute.except as required in duly performing the Services as defined herein.  Nothing herein shall prevent Contractor from working for others during the term of this Agreement provided such relationship does not violate the non-compete provisions of Section 9 herein.

6.

Third Parties.  Consultant warrants and represents to Company that he has not entered into, and agrees not to enter into, any agreement, either written or oral, in conflict with this Agreement or into any agreement which purports to grant to a third party any of Company’s rights as described herein.  Consultant will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose Consultant’s own or any third party’s confidential information or intellectual property, unless such information has become public knowledge and is or was disseminated to the general public.  Company agrees not to intentionally cause Consultant to breach any such agreement or infringe on any such rights.  Further, Consultant has not retained anything containing any confidential information of a prior employer or other third party, whether or not created by Consultant.

7.

Confidentiality.

(a)

Proprietary Information.  In the course of the performance of Consultant’s obligations hereunder, Consultant may develop, learn, obtain or have access to confidential and proprietary information, including but not limited to Inventions and Materials, products, proposed products, processes, know-how, designs, formulas, data, customer lists, business plans, technology, marketing plans and strategies, pricing strategies, financial data, or other subject matter pertaining to any business of the Company or any of its employees, clients, customers, other consultants, licensees or affiliates and all other business, technical and financial information (including, without limitation, this Agreement and discussions concerning this Agreement, the identity of and information relating to customers or employees of the Company), whether such information or material is obtained before or after the execution of this Agreement (collectively referred to herein as “Proprietary Information”).

(b)

Obligation to Maintain Confidentiality; Nondisclosure Agreement.  Consultant acknowledges that its engagement creates a relationship of confidence and trust between Consultant and the Company with respect to Proprietary Information.  Consultant shall, during the term of this Agreement and following any termination of this Agreement, refrain from delivery, reproducing or distributing any Proprietary Information, or any documentation relating thereto, to any third party without specific direction or consent of a duly authorized representative of the Company, unless such third party is Consultant’s attorney or accountant, under which such third party shall agree to keep any Proprietary Information in confidence.  Consultant shall hold in confidence and not disclose or, except within the scope of Consultant’s work under this Agreement, use any Proprietary Information.  However, Consultant shall not be obligated under this Section with respect to information Consultant can document (a) is now, or hereafter becomes, through no breach of this Agreement, general public knowledge; (b)

prior to disclosure, dissemination or use, was lawfully acquired by Consultant, as the case may be, without any obligation to retain the information in confidence; (c) is developed by or on behalf of Consultant independent of any Information furnished under this Agreement; or (d) is required to be disclosed by law or by any judgment or order of any court or other tribunal.  Consultant agrees to execute any further agreement relating to the protection of Company’s Proprietary Information or the confidential information of any third party, and to cause its representatives to execute any such agreement, upon Company’s request.  Consultant acknowledges that any breach or threatened breach by Consultant of this Agreement may cause irreparable harm to Company and Company may not have an adequate remedy at law for such harm.  Accordingly, Consultant agrees that Company shall be entitled to injunctive relief in addition to all other legal and equitable remedies available to it.  Consultant agrees that during the term of this Agreement and after its termination, Consultant shall not remove any Company Materials (as defined below) from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as Consultant is required to do in connection with performing the duties of Consultant’s engagement.

(c)

Ownership and Assignment of Proprietary Information.  All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world shall be considered Work Made For Hire on behalf of Company as such term is defined under the copyright laws of the United States.  As the Work or any portion thereof is completed by Consultant, all right, title and interest therein shall automatically vest in Company, Company shall be the sole and unlimited owner thereof and of all rights therein throughout the world forever, and Company shall be entitled to the copyright therein, including statutory copyright and all renewals and extensions thereof, as copyright author and proprietor.  To the extent that the Work, or any portion thereof, may not qualify as a Work Made For Hire, Consultant hereby grants, transfers, and assigns and/or, to the extent not assignable, waives in favor of Company, all right, title, and interest in and to the Work to Company, including, without limitation, all copyright, trademark, rental, lending and any and all other proprietary rights therein, throughout the world and in perpetuity for use in any and all media now known or hereinafter developed Consultants work product is our work product for our tasks.  Consultant agrees to sign and to cause its representatives to sign any further documents that Company may request to effect or evidence such assignment and hereby waives any so-called “moral rights” or like rights with respect to the Work.  Company shall have no obligation to exploit the Work, it being understood that the only obligation is for Company to make the payment required under this Agreement.

(d)

Trade Secrets of Others.  Consultant represents that Consultant’s performance of all of the terms of this agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to or during Consultant’s engagement with the Company, and Consultant shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.  Consultant shall not enter into any agreement, either written or oral, in conflict herewith.

(e)

Consultants Responsibilities Regarding Data.  Consultant shall not delay, manipulate (other than to make backups as part of the normal operation of the Services), remit or capture or in any other way interfere with any Data which is, at the relevant time, under the control of Consultant except where this is done to enable Consultant to continue to provide the Services and with the express written permission of the Company.  In those circumstances, Consultant shall provide the Company with such audit trails as the Company may reasonably consider necessary to show the way in which Consultant has delayed, manipulated, remitted, captured or otherwise dealt with the Data.  Consultant shall upon request by the Company demonstrate to the Company’s reasonable satisfaction that suitable security controls are in place so as to prevent any unauthorized access to or dissemination of the Data or any interruption to the Services.

(f)

Company’s Rights to Exploit Work.  Without in any way limiting the generality of the foregoing, it is agreed that Company shall have the exclusive right and may license others to use, adapt, arrange, change, create derivative works from, add to, or subtract from the Work and/or otherwise exploit the Work, in whole or in part or any version or versions thereof, by any means in any and all media, whether now known or hereafter devised, including without limitation on the Website and in any property, publication or product of Company or its affiliates, publicly for profit or otherwise and in any advertising or publicity related to any of the foregoing.

(g)

Return of Proprietary Information.  Upon termination of Consultant’s work under this Agreement, Consultant shall promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that Consultant may keep personal copies of (i) Consultant’s compensation records and (ii) this Agreement.  In the event of Consultant’s termination for any reason whatsoever, Consultant agrees to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential or Proprietary Information of the Company (collectively the “Company Materials”), and Consultant shall not take or retain any description containing or pertaining to any of the Company Materials which Consultant may produce or obtain during the course of Consultant’s engagement hereunder.  In addition, Consultant agrees to execute and deliver the “Termination Certificate” attached hereto as Exhibit B.

(h)

License.  If Consultant uses or (except pursuant to this Section 8) discloses Consultant’s own or any third party’s confidential information or intellectual property when acting within the scope of Consultant’s performance of services or otherwise on behalf of Company, Company will have and Consultant hereby grants Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

(i)

Publicity.  Consultant agrees not to release any press statement or issue any other announcement or publicity regarding the Services or the purpose to which the Proprietary Information relates without the prior written consent of the Company.

8.

[INTENTIONALLY LEFT BLANK]

9.

Governing Law; Venue.  Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Nevada without regard to the conflict of laws provisions thereof.  Consultant further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Nevada law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.  Consultant also understands that any breach of this Agreement will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in Clark County, Nevada for any lawsuit filed there against either party arising from or related to this Agreement.

10.

Entire Agreement.  This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, relating to the subject matter of this Agreement are hereby merged herein.  No representations, oral or otherwise, express or implied, other than those contained in this Agreement, have been relied upon by any party to this Agreement. In the event terms of this Agreement and terms of the Definiteve Agreement for the Acquisition of GREG conflict, the terms of the Definitive Agreement shall prevail.

11.

Modification.  This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Consultant and an authorized officer of the Company.  Consultant agrees that any subsequent change or changes in duties, or compensation shall not affect the validity or scope of this Agreement.

12.

Mutual Indemnification.   Consultant shall defend and hold harmless Company, its officers, directors, members, employees and representatives against any and all claims, demands, suits, damages, losses or expenses (including attorneys’ fees), of any kind whatsoever arising out of, relating from, or relating to a breach or any alleged breach of the above-described warranties and representations or any act or omission of Consultant , or any employee, representative or agent of Consultant, regarding Consultant’s obligations and/or this Agreement, or any liability or loss arising from any violation of Laws by Consultant.  “Laws” means any local, national or state statute, regulation, code, decree, directive or other law or similar requirement of any duly constituted authority.

13.

Assignment.  Consultant, exluding the sale of the BE, may not assign his rights, obligations or duties under this Agreement without the express written consent of Company, which consent may be withheld in Company’s sole discretion, and any attempted or purported assignment or any delegation of Consultant’s duties or obligations arising under this Agreement to any third party or entity without such consent shall be deemed to be null and void, and shall constitute a material breach by Consultant of his duties and obligations under this Agreement.  This Agreement shall inure to the benefit of and be binding upon any successors of Company by way of merger, consolidation or transfer of all or substantially all of the assets of Company, and any parent, subsidiary or affiliate of Company to which Company may transfer its rights under and pursuant to this Agreement.

14.

Waiver of Breach.  The waiver of any breach of any term of this Agreement, which waiver must be in writing, shall not be deemed to constitute waiver of any subsequent breach of the previously waived term or of any other term or condition.

15.

Severability.  Should any provision of this Agreement be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can be lawfully effectuated and enforced and the balance of the Agreement shall remain in full force and effect.

16.

Notices.  Any notice required or permitted to be given under this Agreement shall be in  writing and deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or facsimile (with a printed report confirming successful transmission or a hard copy concurrently sent by any other means permitted hereunder) to the parties at the addresses set forth in the introduction to this Agreement or to such other address as a party may subsequently designate by written notice to the other party.

17.

Counterparts.  This Agreement may be signed in two counterparts; each shall be deemed an original and both of which shall together constitute one agreement.

18.

Covenants of Consultant.

(a)

Compliance with Customer Policies.  Consultant shall comply with the policies, rules, regulations and requirements of the Company or its customers, as applicable, as may be in force from time to time for the conduct of persons on those premises, provided that the Company or its customers shall have advised Consultant of all such policies, rules, regulations and requirements and instructed Consultant to comply with any such policies, rules, regulations or requirements.

(b)

Ownership of Data.

(i)

All Data generated by Consultant, shall (as between Consultant and the Company) be the sole property of the Company provided that no rights in any proprietary tools or other such materials used by Consultant in generating such data shall vest in the Company pursuant to this Agreement.

(ii)

Consultant shall provide to the Company on reasonable notice, such data as the Company shall request in any medium (provided that all reasonable costs relating to production of such materials are borne by the Company and shall, at the Company’s request, retain no copies of such data except in so far as such retention is necessary in order for Consultant to carry out its obligations hereunder.

(iii)

Consultant shall not delay, manipulate (other than to make backups as part of the normal operation of the Services), remit or capture or in any other way interfere with any data which is, at the relevant time, under the control of Consultant except where this is done to enable Consultant to continue to provide the Services and with the express written permission of the Company.  In those circumstances, Consultant shall provide the Company with such audit trails as the Company may reasonably consider necessary to show the way in which Consultant has delayed, manipulated, remitted, captured or otherwise dealt with the data.  Consultant shall upon request by the Company demonstrate to the Company’s reasonable satisfaction that suitable security controls are in place so as to prevent any unauthorized access to or dissemination of the data or any interruption to the Services.

(c)

Access to Information.  Consultant and its authorized agents or nominees will, at its request, immediately be given access to any relevant information pertaining to the Services and to enter any premises in order to do so on the giving of reasonable notice and its authorized agents shall in particular, without limitation, have access to Consultant’s relevant records for the purposes either of ascertaining the cause of any breach of  any obligation of Consultant or ascertaining that the Services have been provided in accordance with this Agreement.  The Company and its authorized agents shall have the right to take copies of any relevant records they reasonably require and shall be provided with all necessary facilities in connection with such audit free of charge.  Any adverse comments relating to the provision of the Services arising from such audit shall be rectified forthwith at its own cost by Consultant.  The Company will, where reasonably practicable to do so, give reasonable notice of its intention to exercise all or any of the rights granted by this clause.

19.

Survival.  The terms of Sections 4 through 19, inclusive, shall survive the termination of this Agreement for any reason.

THE CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONSULTANT WITHOUT RESERVATION.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO CONSULTANT TO INDUCE CONSULTANT TO SIGN THIS AGREEMENT.  EXCEPT AS CONTAINED HEREIN THE CONSULTANT SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY.

BLUE EARTH INC. By: /s/ Johnny R. Thomas Johnny R. Thomas (Print Name and Title) Date: April 21, 2014	CONTRACTOR/CONSULTANT By: /s/ Edward Francis Panos Print Name: Edward Francis Panos Date: April 21, 2014

Exhibit A

Consultant shall generally provide services in any area reasonably requested by the Company, recognizing that the following areas are of mutual interest to Consultant and Company.

1)

Corporate Blue Earth Brand Development: Work with the appropriate corporate employee in the following areas as requested by the Company

a.

Website / Social Media Site - promote strategic corporate vision and solid corporate branding.

b.

Public relations - Review as requested and make suggestions

c.

Lobbying and Government relations - develop of a relationship and communication with federal government lobbyist to promote clean energy technology and implementation.  Promotional plan includes tax credits, grants, regulations, and business RFP opportunities.

2)

Investor relations: Work with John Francis as requested.

3)

National Accounts

d.

Analyze and work with division managers to identify potential national account targets that would fit the overall criteria of the company strategy.  This includes introductory and exploratory meetings with potential large enterprise strategic customers.

e.

Develop customer profiles and sales activities that lead to long-term sales contracts.

Interface with sales personnel to develop  sales potential between divisions within large enterprise customers.

4)

Mergers and Acquisitions: work with the M&A team as requested.